UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2023

SCOTT'S LIQUID GOLD-INC.

(Exact name of Registrant as Specified in Its Charter)

Colorado	001-13458	84-0920811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8400 E. Crescent Parkway Suite 450
Greenwood Village, Colorado		80111
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (303) 373-4860

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets

Effective June 30, 2023, Scott’s Liquid Gold-Inc., a Colorado corporation (the “Company”), and Neoteric Cosmetics, Inc., a Colorado corporation and wholly owned subsidiary of the Company ( “Neoteric”), entered into an Asset Purchase Agreement (the “Alpha Purchase Agreement”) with Alpha Skin LLC, a limited liability company organized and existing under the laws of the State of New York (the “Alpha Buyer”), pursuant to which Neoteric and the Company agreed to sell to the Alpha Buyer all of their respective rights, title and interests in and to certain assets of the Alpha® Skin Care product line (the “Alpha Skin Care Business”), together with certain obligations and liabilities relating to the Alpha Skin Care Business. The transactions contemplated by the Alpha Purchase Agreement were consummated on July 31, 2023. The Alpha Buyer paid $0.5 million upon execution of the Alpha Purchase Agreement, with an additional $2.2 million paid at closing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOTT'S LIQUID GOLD-INC.

Date:	August 4, 2023	By:	/s/ David M. Arndt
David M. Arndt Chief Financial Officer